EXHIBIT 10.2

                             51ST STATE SYSTEMS, INC
                           938 HOWE STREET, SUITE 402
                              VANCOUVER, BC V6Z1N9
                                     CANADA

The  following  is  a contract between:

51st  State  Systems,  Inc.                    Cordexa Networks Holdings, Inc.
938  Howe  Street,  Suite  402       and:      750 West Pender Street, Suite 601
Vancouver,  BC  V6Z1N9 Canada                  Vancouver,  BC  V6C2T7 Canada
(604)  647-1180  Tel.                          (604)  647-1180  Tel.
(604)  608-5482  Fax                           (604)  608-5482  Fax
info@51stStateSystems.com                      info@cordexa.com

("Company")                                    ("Client")
-------------------------------------    ---------------------------------------

                       GENERAL TERMS AND CONDITIONS OF USE

1.  DEFINITIONS

(a) Client is the person or organization who receives facilities space from the Company.

(b)  Company  that  is  offering  services  to  the  Client.


2.  SERVICE

Subject to all of the terms and conditions herein provided the Company agrees to provide to the Client facilities (sq. footage, power, bandwidth, and access to the building's communication wiring) to operate server racks and reasonable access to the said server racks as determined by the Company, from time to time.


3.  MANNER  OF  USE

In using the Service, the Client agrees to use the service in a courteous and cooperative manner, and so as not to abuse the Service or the custom and user etiquette in place from time to time, respecting the use of the facilities, and so as not to violate or affect the rights of others, including, but without limitation, that the Client agrees not to use the Service so as to violate the law, or to misuse the property of others for his or her own purposes or otherwise, and not to make publications which are threatening, defamatory, pornographic or otherwise injurious to the business or reputation of others.


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4.  TERM

This Agreement is for an initial term of two (2) years, unless terminated by the Client or the Company by giving thirty (30) days written notice. No refunds will be given for partial terms.

5.  TERMINATION  BY  COMPANY  FOR  CLIENT'S  BREACH

In the event that the Client breaches this Agreement, the Company may terminate this Agreement and the service to the Client immediately for cause, in which event the Company will notify the Client and allow 14 days continued access by the Client, to remove the server racks and uninstall any communications equipment.

7.  TERMINATION  BY  CLIENT  FOR  COMPANY'S  BREACH

In the event that the Company breaches this Agreement, the Client may terminate this Agreement with thirty (30) days written notice.

8.  PAYMENT  TERMS

The Company is providing facilities to the Client for $1,000.00 per month for the services provided.

9.  NO  REPRESENTATIONS  OR  WARRANTIES  BY  COMPANY

The Company makes no representations or warranties of any nature whatsoever, whether express or implied, with respect to the provision and use of the facilities. Facilities are provided on an "as is" basis, and all uses are at the Client's own risk.

10.  FORCE  MAJEURE

The Company shall not be liable for any damage or loss, or any service default or breach of this Agreement due to a cause beyond its control including, but not limited to, acts of God or the elements.

11.  GENERAL  PROVISIONS

This Agreement shall be governed by the laws of the Province of British Columbia. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision nor shall such a waiver constitute a continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby. The Client shall be responsible for all of the


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costs  and  expenses  including,  but  not limited to, reasonable legal fees and disbursements incurred by the Company in connection with any legal or other proceedings brought by the Company against the Client related to this Agreement. Neither this Agreement nor any rights hereunder may be assigned, transferred, shared or delegated by the Client without the prior written consent of the Company given by e-mail or fax.

12.  FEE  INCREASES

The Company reserves the right to issue notices of increases in the fees charged upon not less than two weeks' notice and sent by email or fax to the Client prior to the commencement of a new term.

13.  PASS  CARDS  OR  KEY  REPLACEMENTS,  OR  MODIFICATIONS

Pass cards, key replacement, or modifications to the Client's server rack can be made by the Company upon request. Costs my be incurred by such requests and the client will be notified of such costs at the time. Pass cards and keys are the property of the Company.

14.  NOTICE

Notices shall be given by way of e-mail or fax. The Company's and Client's e-mail and fax addresses are as per page one of this Agreement.

15.  CLIENT  INDEMNIFICATION  OF  COMPANY

The Client shall indemnify and save the Company and its affiliates and their officers and employees harmless from and against all claims, loss, damages, liability or expenses the Company and its affiliates and their officers and employees may suffer or incur directly or indirectly arising out of, resulting from or in connection with the Client's use of the computer programs and software and the services provided herein including, but not limited to, violations of the law or the rights of any person or entity.

16.  CLIENT  ACCEPTANCE  OF  TERMS  AND  CONDITIONS

By agreeing to the Company providing facilities for the Client's server rack you accept all of the terms and conditions of this Agreement as stated above, and you agree to abide by all of the rules set out below, which may be changed by the Company from time to time by notice sent by e-mail or fax to the Client.


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Agreed  to:                    Agreed  to:

Cordexa  Holdings,  Inc                    51st  State  Systems,  Inc
-----------------------                    ---------------------------
750  Pender  Street,  Suite  601           938  Howe  Street,  Suite  402
Vancouver,  BC  V6C2T7                     Vancouver  BC  V6Z1N9
Canada                                     Canada


/s/  Scott  Kerr                           /s/  Matt  Sebal
----------------                           ----------------
Scott  Kerr,  President                    Matt  Sebal,  President

Date:  October  1,  2002     Date:  October  1,  2002


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